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                                                                    Exhibit 10.2

            Amendment to Stock Purchase Agreement and Share Exchange

         This Amendment to the Stock Purchase Agreement and Share Exchange dated July 1, 2003, between Sealant Solutions, Inc., a Delaware corporation with its principal place of business located at 29 Abbey Lane, Middleboro, Massachusetts 02346 ("Sealant"); PowerChannel, Inc., a Delaware corporation with its principal place of business at 16 North Main Street, Suite 395, New City, New York 10956 ("PowerChannel").

                                    RECITALS:

         A. WHEREAS, the parties entered into a Stock Purchase Agreement and Share Exchange dated July 1, 2003, ("Agreement"), whereby Sealant acquired all of the shares of PowerChannel and PowerChannel became a wholly owned subsidiary of Sealant and in connection therewith Sealant agreed to issue an amount of shares equal to eighty-five (85%) percent of the fully diluted outstanding shares of Sealant to the PowerChannel shareholders (9,117,525 shares).

         B. WHEREAS, all of the parties to the Agreement desire to amend the terms of the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and other valuable consideration, the receipt of which is acknowledged, the parties to this Agreement agree as follows:

1. Merger: The parties agree to amend this transaction from a Stock Purchase Agreement and Share Exchange to an Agreement and Plan of Merger ("Merger") in compliance with Section 251(c) of the provisions of the Delaware General Corporation Law ("DGCL") with the result that Sealant shall continue as the surviving corporation and the separate existence of PowerChannel shall cease in connection therewith:

                  (a) PowerChannel shall merge with and into Sealant, the separate existence of PowerChannel shall cease and terminate, and Sealant shall continue as the surviving corporation (Sealant as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation");

                  (b)  all  of  the  rights,  privileges,   immunities,  powers,
                  franchises and authority (both public and private) of Sealant and PowerChannel shall vest in the Surviving Corporation;





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                  (c) all of the assets and property of Sealant and PowerChannel of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to Sealant or PowerChannel, all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Surviving Corporation; and

                  (d) all debts and obligations of Sealant or PowerChannel, all rights of creditors of Sealant or PowerChannel and all liens or security interests encumbering any of the property of Sealant or PowerChannel shall be vested in the Surviving Corporation and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Surviving Corporation and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Corporation in its own name and for its own behalf. Without limiting the generality of the foregoing, Surviving Corporation specifically assumes all continuing obligations which Sealant or PowerChannel would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Corporation's Certificate of Incorporation, By-Laws and pursuant to the DGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Date.

2. Tax Free Reorganization: Sealant and PowerChannel intend that the merger of Sealant and with and into PowerChannel will quality as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code")

3. Conversion: On and as of the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of Sealant capital stock or capital stock of PowerChannel:





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                  (a)the outstanding  shares of PowerChannel  Common Stock shall be converted and exchanged into shares of the Sealant common stock in the following manner: Each issued and outstanding share of the PowerChannel Common Stock shall, by virtue of the Merger and without any action on the part of the holder
                  thereof,   be  converted  and   exchanged   into  .41669  duly
                  authorized, validly issued, fully paid, and non-assessable share (the "Common Exchange Ratio") of Sealant Common Stock whereby the PowerChannel shareholders shall own an amount of shares equal to eighty-five (85%) percent of the fully diluted outstanding shares of Sealant.

                  (b) The shares of the Sealant Common Stock to be issued to the PowerChannel shareholders shall be deemed to be "restricted securities" as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The certificates evidencing such shares shall bear the following restrictive legend:

                           "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise transferred unless registered under the Securities Act or there is an opinion from counsel to the company that such sale or other transfer may be made pursuant to an exemption from the registration requirement of the Securities Act."

4. Effective Date: The closing of the Merger (the "Closing") shall take place on such date, at such place and at such time (the "Closing Date") within two (2) business days after the satisfaction or waiver of the last of the conditions set forth in the Agreement as shall be determined by the mutual consent of Sealant and PowerChannel. The Merger shall become effective as at the close of business on the date specified in the Certificate of Merger to be filed in the manner required by the DGCL or, if none, on the date of filing (the "Effective Date").

5. Full Force of Agreement: All representations, covenants and warranties as well as all other conditions and obligations set forth in the Agreement shall remain in full force and effect.





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         IN WITNESS  WHEREOF,  the  corporate  parties  hereto  have caused this
Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:                                 SEALANT SOLUTIONS, INC.


_______________________                 By: /s/ Michael Fasci
                                            ---------------------------------
ATTEST:                                     POWERCHANNEL, INC.


_______________________                 By: /s/ Steven Lampert
                                            ---------------------------------